Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-265601), filed June 15, 2022,
2)Registration Statement (Form S-8 No. 333-231463) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020,
3)Registration Statement (Form S-8 No. 333-225385) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020,
4)Registration Statement (Form S-8 No. 333-204014) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020,
5)Registration Statement (Form S-8 No. 333-171113) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020,
6)Registration Statement (Form S-8 No. 333-160357) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020,
7)Registration Statement (Form S-8 No. 333-123426) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020, and
8)Registration Statement (Form S-8 No. 333-76026) and Post-Effective Amendment No. 1 to said Registration Statement, filed October 16, 2020 of our reports dated February 21, 2024, with respect to the consolidated financial statements of PROG Holdings, Inc. and the effectiveness of internal control over financial reporting of PROG Holdings, Inc. included in this Annual Report (Form 10-K) of PROG Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Salt Lake City, UT
February 21, 2024